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Website : www.bansalco.com

BANSAL & CO LLP
CHARTERED ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in Form F-1, of our review report dated December 15th, 2023, of Zenatech Inc. relating to the review of the consolidated financial statements for the nine months period ending September 30, 2023 and the reference to our firm under the caption "Experts" in the F1 form.

Bansal & Co LLP,

New Delhi.

BANSAL & CO LLP New Delhi Chartered Accountants

March 7th, 2024